Exhibit 1.3
BIOHAVEN LTD.
AMENDMENT NO. 2 TO EQUITY DISTRIBUTION AGREEMENT
May 4, 2026
J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
Reference is made to the Equity Distribution Agreement (the “Agreement”), dated October 2, 2023, as amended by Amendment No. 1 to Equity Distribution Agreement dated August 16, 2024, by and between Biohaven Ltd., a British Virgin Islands business company (the “Company”), and J.P. Morgan Securities LLC (the “Manager”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.
In connection with the foregoing, the parties hereto wish to amend the Agreement through this Amendment No. 2 to Equity Distribution Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Amendment Effective Date”).
SECTION 1. Amendments to the Agreement. The parties hereto agree, from and after the Amendment Effective Date, that:
(a)    The reference in the title of the Agreement to “$150,000,000” is hereby amended to refer to “$682,000,000”.
(b)    The preamble to the Agreement is hereby deleted and replaced in its entirety to read as follows:
“Biohaven Ltd., a British Virgin Islands business company (the “Company”), confirms its agreement (as amended by Amendment No. 1 to Equity Distribution Agreement dated August 16, 2024, and Amendment No. 2 to Equity Distribution Agreement dated May 4, 2026, the “Agreement”) with J.P. Morgan Securities LLC (the “Manager”) as follows:”
(c)    The first sentence of Section 1 of the Agreement is hereby deleted and replaced in its entirety to read as follows:
“The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, common shares, without par value (the “Common Shares”), of the Company having an aggregate offering price of up to $682,000,000 (the “Shares”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement.”

(d)    The first sentence of Section 2(b) of the Agreement is hereby deleted and replaced in its entirety to read as follows:
“From time to time, the Company may file a new registration statement with respect to the sale of Common Shares hereunder and, prior to requesting the sale of any additional Shares hereunder and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, shall cause such registration statement to become effective.”
(e)    The reference in Section 4(l) of the Agreement to “Locke Lord LLP” shall be changed to “Troutman Pepper Locke LLP”.
(f)    The definition of “Base Prospectus” in Section 23 of the Agreement is hereby deleted and replaced in its entirety to read as follows:
““Base Prospectus” shall mean the base prospectus referred to in Section 2(a) or Section 2(b), as applicable, contained in the Registration Statement at the time the Registration Statement became effective.”
(g)    The definition of “Prospectus Supplement” in Section 23 of the Agreement is hereby deleted and replaced in its entirety to read as follows:
““Prospectus Supplement” shall mean (i) the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time, (ii) the prospectus supplement relating to the Shares that was filed pursuant to Rule 424(b) on August 16, 2024 and (iii) the prospectus supplement relating to the Shares that was filed pursuant to Rule 424(b) on May 4, 2026.”
(h)    The first paragraph of the Form of Terms Agreement attached as Annex I of the Agreement is hereby deleted and replaced in its entirety to read as follows:
“Biohaven Ltd., a British Virgin Islands business company (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated October 2, 2023 (as amended by Amendment No. 1 to Equity Distribution Agreement, dated August 16, 2024, and Amendment No. 2 to Equity Distribution Agreement, dated May 4, 2026, the “Equity Distribution Agreement”), between the Company and J.P. Morgan Securities LLC (“J.P. Morgan”), to issue and sell to [dealer], the securities specified in Schedule I hereto (the “Purchased Shares”)[, and to grant to J.P. Morgan (the “Manager”) the option to purchase the additional securities specified in Schedule I hereto (the “Additional Shares”)]. [Include only if the Manager has an [over-allotment] option to purchase additional shares]”
SECTION 2. The Company agrees to file with the Commission pursuant to Rule 424(b) under the Securities Act a Prospectus Supplement reflecting this Amendment on the date hereof.

SECTION 3. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of the Securities prior to the Amendment Effective Date or on the terms of the Agreement and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions) contained in the Agreement.
SECTION 4. Applicable Law. This Amendment will be governed by, and construed in accordance with, the internal laws of the State of New York.
SECTION 5. Submission to Jurisdiction; Appointment of Agent for Service. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Amendment (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
The Company hereby irrevocably appoints Biohaven Pharmaceuticals, Inc., with offices at 215 Church Street, New Haven, CT 06510, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
SECTION 6. Headings. The headings in this Amendment are for convenience only and shall not affect the construction of this Amendment or the Agreement.
SECTION 7. Counterparts. This Amendment may be signed in one or more counterparts, (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the parties hereto in accordance with its terms.

Very truly yours,

Biohaven Ltd.

By:	/s/ Vlad Coric
Name: Vlad Coric
Title: Chief Executive Officer

CONFIRMED AND ACCEPTED
as of the date first written above:

J.P. Morgan Securities LLC

By:	/s/ Preston Ryman
Name: Preston Ryman
Title: Vice President